Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of M. J. Baughman, S. Y. Bosco and J. A. Sperino, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Emerson Electric Co., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. S. Turley J. S. Turley	Chair of the Board	November 7, 2023

/s/ M. A. Blinn M. A. Blinn	Director	November 7, 2023

/s/ J. B. Bolten J. B. Bolten	Director	November 7, 2023

/s/ M. S. Craighead M. S. Craighead	Director	November 7, 2023

/s/ W. H. Easter III W. H. Easter III	Director	November 7, 2023

/s/ G. A. Flach G. A. Flach	Director	November 7, 2023

/s/ A. F. Golden A. F. Golden	Director	November 7, 2023

Signature	Title	Date

/s/ L. Gonçalves L. Gonçalves	Director	November 7, 2023

/s/ C. Kendle C. Kendle	Director	November 7, 2023

/s/ L. Lee L. Lee	Director	November 7, 2023

/s/ M. S. Levatich M. S. Levatich	Director	November 7, 2023

/s/ J. M. McKelvy J. M. McKelvy	Director	November 7, 2023

/s/ S. L. Karsanbhai S. L. Karsanbhai	President and Chief Executive Officer	November 7, 2023

/s/ M. J. Baughman M. J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	November 7, 2023